Westway Group, Inc. Announces Asset Purchase of Southside River-Rail Terminal, Inc.

NEW ORLEANS, Oct. 16 /PRNewswire-FirstCall/ -- Westway Group, Inc. (OTC Bulletin Board: WTWG) announced today that its wholly-owned subsidiary Westway Terminal Cincinnati LLC had completed the acquisition of the storage assets, contractual relationships, and property of Southside River-Rail Terminal, Inc. located in Cincinnati, Ohio. The purchase price for this acquisition was approximately $20 million in cash. Southside River-Rail Terminal, Inc. has been one of the largest independent, full service bulk liquid handling facilities in the Mid-West US.

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The terminal facility that was acquired by Westway in this transaction is located in Cincinnati, Ohio, immediately west of downtown Cincinnati, just off U.S. Route 50, between the Ohio River and CSX rail lines with immediate access to I-75, I-71 and I-74. This facility is immediately adjacent to an existing Westway owned liquid animal feed supplement operation, which will provide some synergies for both the terminal and feed operations. The acquired terminal handles barges, rail and truck operations, and it has over 35 million gallons of bulk liquid storage capacity, consisting of over 45 tanks designed to meet the specialized storage, handling and transportation requirements of most types of liquid products. This terminal is located within 600 miles of 50 major metropolitan areas containing 53% of U.S. manufacturing and 54% of the U.S. population.

Wayne Driggers, Chief Operating Officer of Westway Group, Inc. stated that, "We are excited about the addition of Southside River-Rail to our portfolio, which brings Westway's total storage capacity to over 350 million gallons. This acquisition continues Westway's strategy of increasing its footprint in the U.S., and it further strengthens our overall global network to support the growing needs of our customer base. Additionally, we are well on track with our plans for expanding capacity over the next three year period."

About Westway Group, Inc.

Westway Group, Inc. ("Westway") is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements. Westway operates an extensive global network of 60 operating facilities, 24 of which provide over 350 million gallons of total bulk liquid storage capacity and 36 facilities producing 1.7 million tons of liquid feed supplements annually. The bulk liquid storage business is a global business with infrastructure that includes a network of 24 terminals offering storage to manufacturers and consumers of agricultural and industrial liquids, located at key port and terminal locations throughout North America, Western Europe and Asia. The liquid feed supplements business produces liquid animal feed supplements that are sold directly to end users and feed manufacturers, primarily supplying the beef and dairy livestock industries. By using formulation processes tailored specifically to the needs of its customers, Westway blends liquid agriculture by-products and essential nutrients to form feed rations that help to maximize the genetic potential of livestock.

As a result of the relationship between them, the bulk liquid storage and liquid feed supplements businesses benefit from synergies including co-location of facilities, enhanced raw material supply logistics for liquid feed supplements and increased operational efficiency resulting from cross-business knowledge exchange.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings.

For example, our statements about our strategy or plan to increase our footprint in the U.S. and the growing needs of our customer base are forward-looking statements. Important factors that may cause our actual results to differ include our ability to obtain necessary financing on reasonable terms, changes in demand for bulk liquid storage or for liquid animal feed supplements, unanticipated delays in, or disputes involving construction, or opposition by environmental groups.

CONTACT: Thomas A. Masilla, Jr., Chief Financial Officer of Westway Group, Inc., +1-504- 525-9741